Exhibit 99.1

RANPAK ANNOUNCES FULL EXERCISE OF OVER-ALLOTMENT OPTION

CONCORD TOWNSHIP, OHIO — May 27, 2021 – Ranpak Holdings Corp. (“Ranpak”) (NYSE: PACK), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains, today announced that the underwriters of its Class A common stock offering have exercised in full their over-allotment option to purchase an additional 750,000 shares from Ranpak at $21.00 per share, prior to deducting underwriting discounts and commissions. After giving effect to the exercise of the over-allotment option, total shares sold in the offering consist of 5,250,000 shares offered by Ranpak and 500,000 shares offered by certain selling security holders of Ranpak (the “Selling Security Holders”), resulting in gross proceeds of approximately $110.3 million to Ranpak and approximately $10.5 million to the Selling Security Holders. The offering is expected to close on June 1, 2021, subject to customary closing conditions.

Ranpak intends to use the net proceeds of the offering for debt repayment and general corporate purposes. Ranpak will not receive any proceeds from the sale of the Class A common stock offered by the Selling Security Holders.

Goldman Sachs & Co. LLC and Baird are acting as joint book-running managers and Craig-Hallum Capital Group, Evercore Group L.L.C. and CJS Securities are acting as co-managers for the offering.

A registration statement on Form S-3 (File Nos. 333-249439 and 333-232105) relating to the shares of common stock of Ranpak to be sold in the offering was declared effective by the Securities and Exchange Commission (the “SEC”) on May 18, 2021. A prospectus supplement and accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus related to the offering may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Prospectus Department, Telephone: 866-471-2526, Email: Prospectus-ny@ny.email.gs.com or Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202, by telephone at (800) 792-2473, or by email at syndicate@rwbaird.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ranpak:

Founded in 1972, Ranpak’s goal was to create the first environmentally responsible system to effectively protect products during shipment. The development and improvement of materials, systems and total solution concepts have earned Ranpak a reputation as an innovative leader in e-commerce and industrial supply chain solutions. Ranpak is headquartered in Concord Township, Ohio and has approximately 600 employees.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by the Company in the reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect the Company’s business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contact:

Investor Inquiries:

Bill Drew

ir@ranpak.com